UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2025

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2025, Reborn Coffee, Inc., a Delaware corporation (the “Company”) entered into a Securities Subscription Agreement (the “October Agreement”) with Charles Jeong (“Jeong”), an “accredited investor,” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company agreed to issue 825,688 shares (the “October Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to Jeong. Pursuant to the October Agreement, Jeong committed to pay $1,000,000 on October 20, 2025, $1,000,000 on October 30, 2025, $1,000,000 on November 14, 2025, and $1,500,000 on December 24, 2025, and upon each payment, the Company agreed to issue shares of Common Stock to Jeong at $5.45 per share. The October Agreement contains customary representations, warranties and covenants. The Company intends to use the net proceeds from the sale of the October Shares for working capital and general corporate purposes.

On November 14, 2025, the Company entered into a Securities Subscription Agreement (the “November Agreement”) with Zonglin Guo (“Guo”), an “accredited investor,” as defined in Rule 501(a) of Regulation D under the Securities Act, pursuant to which the Company agreed to issue 366,972 shares (the “November Shares”) of Common Stock to Guo. Pursuant to the November Agreement, Guo committed to pay $500,000 on November 20, 2025, and $1,500,000 on December 15, 2025, and upon each payment, the Company agreed to issue shares of Common Stock to Guo at $5.45 per share. The November Agreement contains customary representations, warranties and covenants. The Company intends to use the net proceeds from the sale of the November Shares for working capital and general corporate purposes.

The foregoing description of the October Agreement and the November Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the documents themselves. Copies of the October Agreement and the November Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the October Shares and the November Shares is incorporated by reference herein in its entirety. The October Shares and the November Shares have not been registered under the Securities Act and cannot be offered or sold in the United States absent effective registration or an applicable exemption from registration requirements. The Company issued or will issue the October Shares and the November Shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1†	Securities Subscription Agreement by and between Charles Jeong and the Company, dated October 20, 2025.
10.2†	Securities Subscription Agreement by and between Zonglin Guo and the Company, dated November 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2025

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

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